EXHIBIT 4.A

EIGHTH SUPPLEMENTAL INDENTURE

among

EL PASO EXPLORATION & PRODUCTION COMPANY,

as Issuer,

MBOW FOUR STAR CORPORATION,
EL PASO EXPLORATION & PRODUCTION MANAGEMENT, INC.,
EL PASO E&P HOLDINGS, INC.,
EL PASO E&P COMPANY, L.P.,
EL PASO PRODUCTION RESALE COMPANY,
EL PASO ENERGY OIL TRANSMISSION, L.L.C.,
EL PASO PRODUCTION OIL & GAS GATHERING, L.P.,
EL PASO E&P INTERNATIONAL HOLDING COMPANY,
EL PASO PREFERRED HOLDINGS COMPANY,
EL PASO E&P FINANCE COMPANY, L.L.C.,
EL PASO SOUTH TEXAS E&P COMPANY, L.L.C.,
and
EL PASO E&P ZAPATA, L.P.,

as Subsidiary Guarantors,

and

WILMINGTON TRUST COMPANY,

as Trustee

__________________

June 13, 2007

__________________

7 ¾ Senior Notes due 2013

THIS EIGHTH SUPPLEMENTAL INDENTURE (this “Eighth Supplemental Indenture”), dated as of June 13, 2007, among (i) El Paso Exploration & Production Company (the “Company”), formerly known as El Paso Production Holding Company, (ii) MBOW Four Star Corporation, El Paso Exploration & Production Management, Inc., El Paso E&P Holdings, Inc., El Paso E&P Company, L.P., El Paso Production Resale Company, El Paso Energy Oil Transmission, L.L.C., El Paso Production Oil & Gas Gathering, L.P., El Paso E&P International Holding Company, El Paso Preferred Holdings Company, El Paso E&P Finance Company, L.L.C., El Paso South Texas E&P Company, L.L.C. and El Paso E&P Zapata, L.P. (collectively, the “Subsidiary Guarantors”), and (iii) Wilmington Trust Company, as trustee (the “Trustee”).  Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture (as defined below).

WITNESSETH:

WHEREAS, the Company has issued its 7¾% Senior Notes due 2013 (the “Notes”) pursuant to the Indenture, dated as of May 23, 2003 (as amended by the First Supplemental Indenture, dated as of January 31, 2004, the Second Supplemental Indenture, dated as of July 26, 2004, the Third Supplemental Indenture, dated as of August 31, 2005, the Fourth Supplemental Indenture, dated as of December 31, 2005, the Fifth Supplemental Indenture, dated as of June 30, 2006, the Sixth Supplemental Indenture, dated as of October 1, 2006, and the Seventh Supplemental Indenture, dated as of January 12, 2007 (the “Indenture”);

WHEREAS, the Company has offered to purchase for cash any and all outstanding Notes (the “Tender Offer”);

WHEREAS, in connection with the Tender Offer, the Company has requested that Holders of the Notes deliver their consents with respect to the deletion of certain provisions of the Indenture;

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture and the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes);

WHEREAS, the Holders of a majority of the principal amount of the Notes outstanding have duly consented to the proposed modifications set forth in this Eighth Supplemental Indenture in accordance with Section 9.02 of the Indenture;

WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) a copy of resolutions of the Board of Directors of the Company authorizing the execution of this Eighth Supplemental Indenture, (ii) evidence of the written consent of the Holders set forth in the immediately preceding paragraph and (iii) the Officers’ Certificate and the Opinion of Counsel described in Section 9.06 of the Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Eighth Supplemental Indenture and to make this Eighth Supplemental Indenture valid and binding have been complied with or have been done or performed.

NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Eighth Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE ONE

Amendments

Section 1.01  Amendments.

(a)            Subject to Section 2.01 hereof, the Indenture is hereby amended by deleting the following provisions of the Indenture, in their respective entireties: Section 4.02, Section 4.03, Section 4.04, Section 4.05, Section 4.06, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.12, Section 4.13, Section 4.14 and Section 4.16.  Effective as of the date hereof, none of the Company, the Subsidiary Guarantors, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such Sections or Article, and such Sections or Article shall not be considered in determining whether an Event of Default has occurred or whether the Company has observed, performed or complied with the provisions of the Indenture.

(b)            Article V of the Indenture is hereby amended and restated to read, in its entirety, as follows:

“ARTICLE V

SUCCESSOR COMPANY

Section 5.01.                                     When Company May Merge.

(a)           The Company shall not consolidate or merge with or into any Person, unless:

(1)          the resulting or surviving Person (the “Successor Company”) (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture; and

 (2)          the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such supplemental indenture (if any) comply with this Indenture.

The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company shall be released from the obligation to pay the principal of and interest on the Securities.

(b)           The Company shall not permit any Subsidiary Guarantor to consolidate or merge with or into any Person unless: (1) the resulting or surviving Person (if not such Subsidiary) shall expressly assume, by a Guarantee Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee; and (2) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such Guarantee Agreement, if any, complies with this Indenture.”

(c)            Section 6.01 of the Indenture is hereby amended and restated to read, in its entirety, as follows:

“Section 6.01                           Events of Default.

An “Event of Default” occurs if:

(1)          the Company defaults in any payment of interest, or Liquidated Damages, if any, on any Security when the same becomes due and payable, and such default continues for a period of 30 days; or

(2)          the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.”

(d)            Section 8.01 of the Indenture is hereby amended and restated to read, in its entirety, as follows:

“Section 8.01.                           Discharge of Liability on Securities; Defeasance.

(a)           The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes) as to all outstanding Notes when either:

(1)          all such Securities theretofore authorized and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(2)          (i) the Company shall have given irrevocable and unconditional notice of redemption for all of the outstanding Securities within 60 days of such Securities pursuant to the redemption provisions of the Indenture or all Securities not theretofore delivered to the Trustee for cancellation otherwise have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in the trust for such purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and accrued and unpaid interest, and Liquidated Damages, if any, (ii) the Company has paid all sums payable by it under the Indenture, (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at maturity or the redemption date, as the case may be, and (iv) the holders of the Securities have a valid, perfected, exclusive security interest in such trust.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

(b)           Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate all its obligations under the Securities and this Indenture (“legal defeasance option”).

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its legal defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)           Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.”

(e)            Section 8.02 of the Indenture is hereby amended and restated to read, in its entirety, as follows:

“Section 8.02.                           Conditions to Defeasance.

The Company may exercise its legal defeasance option only if:

(1)          the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

(2)          the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3)          the deposit does not constitute a default under any other agreement binding on the Company;

(4)          the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(5) the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

(6)          the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.”

Section 1.02  Conforming Amendments

(a)            Amendment of Definitions. The Indenture is hereby amended by deleting any definitions from the Indenture with respect to which references would be eliminated as a result of the amendments to the Indenture pursuant to Section 1.01 hereof.

(b)            Amendment to Cross-Referencing Provisions.  The Company and the Subsidiary Guarantors shall hereafter be deemed at all times to have complied with and satisfied in all respects each of the provisions of the Indenture that are deleted pursuant to Section 1.01(a) hereof for purposes of any provision of the Indenture that conditions any right or event, or conditions the Trustee's obligation to act, upon the compliance with or satisfaction of any such deleted provisions.  Further, the requirement of any provision of the Indenture that any action on behalf of the Company, any Subsidiary Guarantor or the Trustee be taken in accordance with or pursuant to any of the provisions of the Indenture that are deleted pursuant to Section 1.01(a) hereof shall be disregarded and the Company, such Subsidiary Guarantor or the Trustee shall be deemed to have taken such action in accordance with and pursuant to such deleted provision.

(c)            Amendment to Forms of Securities.  The forms of securities that are attached as exhibits to the Indenture are hereby amended by deleting references in such forms of securities to those provisions of the Indenture that are eliminated as a result of the amendments to the Indenture pursuant to Section 1.01 hereof.

ARTICLE TWO

Miscellaneous

Section 2.01  Effect of Supplemental Indenture. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Eighth Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Eighth Supplemental Indenture.  On and not prior to the date on which tendered Notes representing a majority of the Notes outstanding are accepted for purchase pursuant to the Tender Offer, this Eighth Supplemental Indenture will become operative; provided, however, that if and only if this Eighth Supplemental Indenture becomes operative, the provisions hereof shall be deemed effective as of the date hereof.

Section 2.02  Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS EIGHTH SUPPLEMENTAL INDENTURE.

Section 2.03  No Representations by Trustee. The recitals contained herein shall be taken as the statement of the Company or the Subsidiary Guarantors, and the Trustee assumes no responsibility for the correctness or completeness of the same.  The Trustee makes no representation as to the validity or sufficiency of this Eighth Supplemental Indenture.

Section 2.04  Certain Duties and Responsibilities of the Trustee.  In entering into this Eighth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 2.05  Endorsement and Change of Form of Notes.  Any Notes authenticated and delivered after the close of business on the date that this Eighth Supplemental Indenture becomes effective shall be affixed to, stamped, imprinted or otherwise legended by the Trustee, with a notation as follows:

“Effective as of June 13, 2007, certain restrictive covenants of the Company and certain of the Events of Default have been eliminated, as provided in the Eighth Supplemental Indenture, dated as of June 13, 2007.  Reference is hereby made to said Eighth Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

Section 2.06  Counterparts. This Eighth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed all as of the date hereof.

EL PASO EXPLORATION & PRODUCTION COMPANY

By:    /s/ Dane E. Whitehead
Dane E. Whitehead
Senior Vice President and Chief Financial Officer

MBOW FOUR STAR CORPORATION

By:    /s/ Dane E. Whitehead
Dane E. Whitehead
Senior Vice President and Chief Financial Officer

EL PASO EXPLORATION & PRODUCTION MANAGEMENT, INC.

By:    /s/ Dane E. Whitehead
Dane E. Whitehead
Senior Vice President and Chief Financial Officer

EL PASO E&P HOLDINGS, INC.

By:    /s/ Karen T. Severino
Karen T. Severino
Vice President and Secretary

EL PASO E&P COMPANY, L.P.

By:    /s/ Dane E. Whitehead
Dane E. Whitehead
Senior Vice President and Chief Financial Officer

EL PASO PRODUCTION RESALE COMPANY

By:    /s/ Dane E. Whitehead
Dane E. Whitehead
Senior Vice President and Chief Financial Officer

EL PASO ENERGY OIL TRANSMISSION, L.L.C.

By:    /s/ Dane E. Whitehead
Dane E. Whitehead
Senior Vice President and Chief Financial Officer

EL PASO PRODUCTION OIL & GAS GATHERING, L.P.

By:    /s/ Dane E. Whitehead
Dane E. Whitehead
Senior Vice President and Chief Financial Officer

EL PASO E&P INTERNATIONAL HOLDING COMPANY

By:    /s/ Dane E. Whitehead
Dane E. Whitehead
Senior Vice President and Chief Financial Officer

EL PASO PREFERRED HOLDINGS COMPANY

By:    /s/ Dane E. Whitehead
Dane E. Whitehead
Senior Vice President and Chief Financial Officer

EL PASO E&P FINANCE COMPANY, L.L.C.

By:    /s/ Dane E. Whitehead
Dane E. Whitehead
Senior Vice President and Chief Financial Officer

EL PASO SOUTH TEXAS E&P COMPANY, L.L.C.

By:    /s/ Dane E. Whitehead
Dane E. Whitehead
Senior Vice President and Chief Financial Officer

EL PASO E&P ZAPATA, L.P.

By:    /s/ Dane E. Whitehead
Dane E. Whitehead
Senior Vice President and Chief Financial Officer

WILMINGTON TRUST COMPANY,
as Trustee

By:        Michael G. Oller
Name:   Michael G. Oller, Jr.
Title:      Senior Financial Services Officer

 (Signature Page to Eighth Supplemental Indenture)